United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

May 8, 2004
Date of Report (Date of earliest event reported)

Commission File Number: 000-49701

S3I HOLDINGS, INC.
(formerly Axtion Foods, Inc.)

California	98-0336674
(State or other jurisdiction of incorporation or organization)	(IRS Employer ID Number)

5927 Priestly Drive, Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(760) 602-1946 Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Item 1. Change of Control of Registrant. None

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5.  Other Events. On May 8, 2004, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected three individuals to fill vacancies on the Board. The three individuals were elected as Independent Directors and each of the three has accepted this appointments. These individuals are: Shane H. Traveller, Dennis Keating and Art Malone, Jr. Their biographical information is disclosed in a press release which is attached to this filing and incorporated herein by reference.

Item 6. Resignation of Registrant's Directors. None

Item 7. Financial Statements and Exhibits.

Item 8. Change in Fiscal Year. None.

Item 9. Regulation FD Disclosure. Attached is a press release regarding election of new board members.

EXHIBITS
The following exhibit is furnished in accordance with the provisions of Item 5 and Regulation FD.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

S3I Holdings, Inc.
Dated: May 12, 2004

/s/ Wayne Yamamoto
By: Wayne Yamamoto
Its: CEO and Director